UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2003

ASTORIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22228	11-3170868

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:	(516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEMS 1 THROUGH 6 AND 8.      NOT APPLICABLE

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

The following Exhibits are furnished as part of this report:

99.1	Text of written investor presentation material Astoria Financial Corporation intends to make available to interested investors and analysts during the quarter ending June 30, 2003. The material includes, among other things, a review of financial results and trends through the period ended March 31, 2003.

ITEM 9. REGULATION FD DISCLOSURE. (INCLUDING ITEM 12 DISCLOSURES)

     This information, furnished under Item 9, “Regulation FD Disclosure”, is also intended to be furnished under Item 12, “Results of Operations and Financial Condition”, in accordance with SEC Release No. 33-8216.

     Astoria Financial Corporation has updated its written investor presentation material to include, among other things, a review of financial results and trends through the period ended March 31, 2003. Astoria Financial Corporation intends to make this information available to analysts and investors, including investor groups participating in forums such as sponsored investor conferences and road shows, during the quarter ending June 30, 2003. The presentation material will also be available on the company’s website, www.astoriafederal.com.

     The presentation material provides certain information which may be considered non-GAAP financial information. These items may include tangible stockholders’ equity, book value and tangible book value and related calculations.

     The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

/s/ Peter J. Cunningham

Peter J. Cunningham First Vice President and Director of Investor Relations

Dated:  May 6, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of written investor presentation material Astoria Financial Corporation intends to make available to interested investors and analysts during the quarter ending June 30, 2003. The material includes, among other things, a review of financial results and trends through the period ended March 31, 2003.

3